Exhibit 23.3
Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-1 of ZoomInfo Technologies Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated November 22, 2019, relating to the consolidated financial statements of Zoom Information, Inc. appearing in this Prospectus, which is a part of the Registration Statement (No. 333-248079) on Form S-1 of ZoomInfo Technologies Inc. declared effective on August 19, 2020.

/s/ RSM US LLP

Boston, MA August 19, 2020